UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2008

AMERIRESOURCE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20033	84-1084784
(Commission File Number)	(IRS Employer Identification Number)

3440 E. Russell Road, Suite 217, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

(702) 214-4249
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

    On August 25, 2008, AmeriResource Technologies, Inc., a Delaware corporation, authorized the issuance of Two Billion Seven Hundred Fifty Million (2,750,000,000) shares of its restricted common stock of the Company, par value of $0.0001, to Delmar Janovec, its President.   The issuance was in satisfaction of $275,000 in debt that was owed to Janovec. The total amount of debt outstanding that was owed to Delmar Janovec was in the approximate amount of $649,757, as of December 31, 2007, pursuant to the Form 10-KSB.  The transaction was processed as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933.

The conversion of debt in the amount of $275,000 was based upon the bid price of $.0001, at the close, on August 25, 2008. The current total issued and outstanding common stock of the Company is 3,111,004,337.

The sale of the stock issued to Delmar Janovec is subject to Rule 144 regulations whereby only 1% of the issued and outstanding can have the restrictive legend removed every ninety (90) days for the sale of stock into the marketplace, after holding the stock for the required period of time.

Item 9.01        Financial Statements and Exhibits

The following exhibits are included as part of this report.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

None

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of August, 2008.

AmeriResource Technologies, Inc.

By:	/s/ Delmar Janovec
By: Delmar Janovec, President